Exhibit 10.1

AGREEMENT AND GENERAL RELEASE

Tyco International Ltd., its affiliates, subsidiaries, divisions, successors and assigns and the current, future and former employees, officers, directors, trustees and agents thereof (collectively referred to throughout this Agreement as “Employer”) and David J. FitzPatrick, his heirs, executors, administrators, successors and assigns (collectively referred to throughout this Agreement as “Employee”) agree:

1.  VOLUNTARY RESIGNATION.

Employee is voluntarily resigning his employment from Employer under the terms of Section 7(f) of the Executive Employment Agreement dated September 18, 2002 (together with the First Amendment To The Executive Employment Agreement, collectively referred to herein as “Employment Agreement”), and Employee agrees and acknowledges that (i) such resignation does not constitute a resignation by him for “Good Reason,” as defined in Section 7(e) of the Employment Agreement, or in any plan document or grant agreement applicable to stock options, restricted stock or deferred stock units granted to Employee by the Employer, and no “Good Reason” (as so defined) exists as of the date hereof and, therefore, (ii) absent the terms of this Agreement and General Release, Employee would be entitled to receive in connection with such resignation only those benefits provided under Section 8(c) of the Employment Agreement.  Employee acknowledges and agrees that he is not entitled to any rights or benefits under the Employment Agreement or otherwise, other than those expressly set forth herein.

Employee’s last day of employment with Employer will be December 31, 2005. In addition, effective as of March 7, 2005, Employee resigns from his position as Executive Vice President and Chief Financial Officer of Tyco International Ltd..   Employee will not be eligible for any benefits or compensation after December 31, 2005, other than as specifically provided in Sections 5 and 8 of the Employment Agreement and as set forth herein, subject to the Employee’s executing, delivering and not revoking Appendix 1 hereto. Employee further acknowledges and agrees that, after December 31, 2005, he will not represent himself as being a director, employee, officer, trustee, agent or representative of the Employer for any purpose and will not make any public statements relating to the Employer, other than general statements relating to his position, title or experience with the Employer, subject to the confidentiality provision under Section 11(a) of the Employment Agreement and in no event will the Employee make any statements as an agent or representative of the Employer or conduct or participate in any interview, press conference or other similar communication concerning the Company or its officers or directors, or concerning his employment or termination of employment.  In addition, effective as of March 7, 2005 Employee resigns from all offices, directorships, trusteeships, committee memberships and fiduciary capacities held with, or on behalf of, the Employer or any benefit plans of the Employer, except as otherwise agreed with the Employer’s Chief Executive Officer. Employee further acknowledges and agrees that, after March 7, 2005, he will not represent himself as being a director, officer, or trustee of the Employer.  These resignations will become irrevocable as set forth in Section 3 below.

During the period from his resignation as Executive Vice President and Chief Financial Officer to the date of termination, Employee will continue to be employed by Employer as a salaried employee, with the title of “Special Advisor to the Chief Executive Officer,” at the same base salary and benefits as in effect on the date of resignation as Executive Vice President and Chief Financial Officer.  Employee will be required to report to work through the date of termination as directed by Employer’s Chief Executive Officer and to work on matters as assigned by the Chief Executive Officer including, among other things, facilitating the transition of the duties of his position to his successor, assisting in the preparation and filing of financial reports, and management of such strategic projects or initiatives as the Chief Executive Officer may assign.  Employee shall perform the services described herein at such location(s) as may be approved by the Chief Executive Officer; where appropriate, and with the consent of the Chief Executive Officer, Employee may perform such services from his home office.  Employee agrees that, consistent with current practice, no tax adjustment will be made in his compensation from and after March 7, 2005 based on the location of the services he performs hereunder.  Employee further agrees that if, prior to December 31, 2005, he (i) obtains employment with another company, (ii) becomes a consultant or provides services to any other company without the written consent of Employer, or (iii) fails or refuses to perform the services assigned to him by the Chief Executive Officer as described above for any reason other than a material breach of this Agreement by the Employer, the date of termination hereunder shall accelerate to the earliest of (i) the date that Employee begins such other employment, (ii) the date that Employee first becomes a consultant or provides services to such other company, or (iii) the date on which Employee first fails or refuses to perform services assigned to him by the Chief Executive Officer; provided, that the foregoing shall not be deemed to prohibit Employee from serving as a director of up to two public companies, with the approval of the Chief Executive Officer and the Nominating and Governance Committee of the Employer’s Board of Directors; and provided further that a failure or refusal to perform assigned services shall only accelerate the date of termination if Employee does not cure such failure or refusal as soon as practical, but no later than five (5) business days, after being provided, where feasible, written notice of such failure or refusal.  In addition, the Employer may, in its sole discretion, accelerate the date of termination from December 31, 2005 to any date on or after September 30, 2005 (or any earlier date on which there exists “Cause” as defined in Section 7(c) of the Employment Agreement); in such event, such earlier date shall be deemed the date of termination for all purposes hereunder, except that Employee shall continue to be paid his base salary (in accordance with the Employer’s regular payroll practices) through December 31, 2005.

2.  CONSIDERATION.  The parties acknowledge that this Agreement and General Release is being executed in accordance with Section 9 of the Employment Agreement.  The parties further agree as follows:

(a)                                  Bonus.  Employee shall be eligible to receive an annual bonus for fiscal year 2005; such bonus shall be calculated under the terms of the Tyco International Ltd. 2004 Stock and Incentive Plan without application of negative discretion for performance.  Employee shall not be eligible to receive any bonus for fiscal year 2006.

(b)                                 Medical Benefits.  Employee (and Employee’s spouse and dependents) shall be eligible to continue to receive medical, dental and vision coverage at Employee’s own expense following the date of termination as provided under the “COBRA” provisions of Employer’s applicable group medical plan.

(c)                                  Flexible Spending Account.  Employee’s pre-tax contributions to a Flexible Spending Account will cease on Employee’s date of termination.  Any claims incurred before Employee’s date of termination will be reimbursed according to the terms of the applicable plan. Employee may submit a request for reimbursement for expenses incurred before Employee’s date of termination for reimbursement until March of 2006.

(d)                                 Insurance.  Employee shall be entitled, following the date of termination, to convert his life insurance coverage under Employer’s applicable group term life insurance plan to a policy of individual coverage, as provided under the terms of the plan.  Employer will cease paying premiums under Employee’s individual universal life insurance policy with a face value of $3,515,000 effective as of the date of termination. Employee’s group disability insurance coverage will end on Employee’s date of termination.  Employer’s contribution to Employee’s supplemental officer insurance benefits will terminate on the date of termination, and such benefits will be treated at termination in accordance with their terms.

(e)                                  Stock Options, Deferred Stock Units and Other Long-Term Incentive Awards.  Employee shall not receive a Long Term Incentive Award for fiscal year 2005 or fiscal year 2006.  The unvested portion of Employee’s 2004 Option Grant shall be forfeited as of the date of termination.  The 2004 Restricted Stock Grant shall vest on March 26, 2007 in accordance with the vesting schedule set forth in the grant agreement under which such restricted shares were awarded, as if Employee remained in employment through such date, contingent upon Employee’s compliance in all respects with the terms of this Agreement and General Release (including, without limitation, the non-competition, non-solicitation, non-disparagement and other covenants set forth herein and in Section 11 of the Employment Agreement).  The Sign-On Option Grant, the Sign-On Deferred Stock Units, the 2002/2003 Option Grant and the 2002/2003 Deferred Stock Units shall vest and be exercisable (in the case of options) or shall vest and be payable (in the case of shares of common stock underlying deferred stock units) in accordance with the terms of Employer’s Long Term Incentive Plan and the grant agreements under which such options and deferred stock units were awarded.

(f)                                    Tyco Supplemental Savings and Retirement Plan.  Employee’s benefits under the Tyco Supplemental Savings and Retirement Plan (formerly the Tyco Deferred Compensation Plan) (“SSRP”) will be treated as addressed in the plan document.  Employee shall receive his account balance under the SSRP in fifteen (15) annual installments, with the first installment being paid as soon as practical after July 1, 2006, and the remaining installments being paid as soon as practical after January 1 of each remaining year in such installment period, with such installment payment amounts being determined in accordance with the applicable provisions of the SSRP.

(g)                                 Supplemental Retirement Benefit.  The value of Employee’s supplemental retirement benefit, as set forth in Section 6(b) of the Employment Agreement, shall be determined as of the date of termination, based on Final Average Earnings and years of service through the date of termination, plus actual 2005 annual bonus.  Such amount shall be paid to Employee, as elected by him in a written notice to the Employer no later than April 15, 2005, either in a lump-sum cash payment, with such payment to be made as of July 1, 2006, or in the form of a joint and 50% survivor annuity, with his spouse as survivor annuitant, with monthly payments commencing as of July 1, 2006.  The amount of such lump-sum payment or annuity shall be determined in either case by Mercer Human Resource Consulting, based on the applicable provisions of Section 6(b) of the Employment Agreement.

(h)                                 Flex-Perq Allowance; Use of Company Aircraft.  Employee shall continue to receive Flex-Perq Allowance payments under Employer’s Flexible Perquisite Plan for US Executives through the date of termination.  Employee’s use (and use by his family) of Employer aircraft for personal air travel in accordance with Employer’s Corporate Aircraft Policy shall cease as of the date of termination.

(i)                                     Tax Status of Benefits.  In the event that provision of any of the benefits listed above would adversely affect the tax status of the applicable plan or benefits, Employer, in its sole discretion, may elect to pay to the Employee cash in lieu of such coverage in an amount equal to Employer’s contribution or average cost of providing such coverage (or, in the case of benefits that Employee is to continue at his own expense, shall subsidize Employee’s purchase of such benefits such that his out-of-pocket expense is no greater than if he had been able to purchase such coverage under the applicable Employer plan or benefit).

(j)                                     Expenses.  Employer will reimburse Employee for his reasonable out of pocket expenses (including reasonable attorneys’ fees) incurred in connection with his preparation for and participation in criminal or civil proceedings on behalf of Employer.

3.  REVOCATION.  Employee may revoke this Agreement and General Release for a period of seven (7) calendar days following the day he executes this Agreement and General Release. Any revocation within this period must be submitted, in writing, to Tyco and state, “I hereby revoke my acceptance of our Agreement and General Release.” The revocation must be personally delivered to Laurie Siegel, Senior Vice President, Human Resources, or her designee, or mailed to Tyco, 9 Roszel Road, Princeton, NJ 08540 and postmarked within seven (7) calendar days of execution of this Agreement and General Release. This Agreement and General Release shall not become effective or enforceable until the revocation period has expired. If the last day of the revocation period is a Saturday, Sunday, or legal holiday in New York, then the revocation period shall not expire until the next following day which is not a Saturday, Sunday, or legal holiday.

4.  GENERAL RELEASE OF CLAIM.

(a)                                  Employee knowingly and voluntarily releases and forever discharges Employer from any and all claims, causes of action, demands, fees and liabilities of any kind whatsoever, whether known and unknown, against Employer, Employee has, has ever had or may have as of the date of execution of this Agreement and General Release, including, but not limited to, any alleged violation of:

-	The National Labor Relations Act, as amended;

-	Title VII of the Civil Rights Act of 1964, as amended;

-	The Civil Rights Act of 1991;

-	Sections 1981 through 1988 of Title 42 of the United States Code, as amended;

-	The Employee Retirement Income Security Act of 1974, as amended;

-	The Immigration Reform and Control Act, as amended;

-	The Americans with Disabilities Act of 1990, as amended;

-	The Age Discrimination in Employment Act of 1967, as amended;

-	The Older Workers Benefit Protection Act of 1990;

-	The Worker Adjustment and Retraining Notification Act, as amended;

-	The Occupational Safety and Health Act, as amended;

-	The Family and Medical Leave Act of 1993;

-	The New York State Human Rights Law;

-	The New York City Human Rights Law;

-	The New Jersey Law Against Discrimination;

-	The New Jersey Conscientious Employee Protection Act;

-	Any other federal, state or local civil or human rights law or any other local, state or federal law, regulation or ordinance;

-	Any public policy, contract, tort, or common law; or

-	Any allegation for costs, fees, or other expenses including attorneys’ fees incurred in these matters.

Notwithstanding anything herein to the contrary, the sole matters to which the Agreement and General Release do not apply are: (i) the Employee’s rights of indemnification and directors and officers liability insurance coverage to which he was entitled immediately prior to his resignation as Executive Vice President and Chief Financial Officer with regard to his service as an officer of the Employer (including, without limitation, under Sections 19 and 20 of the Employment Agreement); or (ii) the Employee’s rights, except as modified herein, under any tax-qualified pension or claims for accrued vested benefits under any other employee benefit plan, policy or arrangement maintained by the Employer or under COBRA.

(b)                                 Employee agrees that on the date of termination, he will execute a general release in the form attached hereto as Appendix 2.

5.  NO CLAIMS PERMITTED.  Employee waives his right to file any charge or complaint against Employer in which he seeks individual relief arising out of his employment with or separation from Employer before any federal, state or local court or any state or local administrative agency, except where such waivers are prohibited by law. This Agreement, however, does not prevent Employee from filing a charge with the Equal Employment Opportunity Commission, any other federal government agency, and/or any government agency concerning claims of discrimination, although Employee waives his right to recover any damages or other relief in any claim or suit brought by or through the Equal Employment Opportunity Commission or any other state or local agency on behalf of Employee under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964 as amended, the Americans with Disabilities Act, or any other federal or state discrimination law, except where such waivers are prohibited by law.

6.  AFFIRMATIONS.  Employee affirms he has not filed, has not caused to be filed, and is not presently a party to, any claim, complaint, or action against Employer in any forum or form. Employee further affirms that he has been paid and/or has received all compensation, wages, bonuses, commissions, and/or benefits to which he may be entitled and no other compensation, wages, bonuses, commissions and/or benefits are due to him, except as provided in Sections 5 and 8 of the Employment Agreement or herein. Employee also affirms he has no known workplace injuries.

7.  RESTRICTIVE COVENANTS; CONFIDENTIALITY, COOPERATION; RETURN OF PROPERTY.

(a)                                  RESTRICTIVE COVENANTS.                                  Employee acknowledges and affirms the continuing validity and enforceability of the various restrictive covenants set forth in Section 11 of the Employment Agreement.  In exchange for the benefits provided herein, which Employee acknowledges provide consideration in addition to that provided under the terms of the Employment Agreement, the Employee expressly agrees as follows.

(i)                                     Confidentiality.  The Employee agrees that he shall not, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any person, other than in the course of the Employee’s assigned duties and for the benefit of the Employer, either during the period of the Employee’s employment or at any time thereafter, any nonpublic, proprietary or confidential information, knowledge or data relating to the Employer, any of its subsidiaries, affiliated companies or businesses, which shall have been obtained by the Employee during the Employee’s employment by the Employer. The foregoing shall not apply to information that (i) was known to the public prior to its disclosure to the Employee; (ii) becomes known to the public subsequent to disclosure to the Employee through no wrongful act of the Employee or any representative of the Employee; or (iii) the Employee is required to disclose by applicable law, regulation or legal process (provided that the Employee provides the Employer with prior notice of the contemplated disclosure and reasonably cooperates with the Employer at its expense in seeking a protective order or other appropriate protection of such information). Notwithstanding clauses (i) and (ii) of the preceding sentence, the Employee’s obligation to maintain such disclosed information in confidence shall not terminate where only portions of the information are in the public domain.

(ii)                                  Nonsolicitation.  During the Employee’s employment with the Employer and for the one year period thereafter, the Employee agrees that he will not, directly or indirectly, individually or on behalf of any other person, firm, corporation or other entity, knowingly solicit, aid or induce (i) any managerial level employee of the Employer or any of its subsidiaries or affiliates to leave such employment in order to accept employment with or render services to or with any other person, firm, corporation or other entity unaffiliated with the Employer or knowingly take any action to materially assist or aid any other person, firm, corporation or other entity in identifying or hiring any such employee or (ii) any customer of the Employer or any of its subsidiaries or affiliates to purchase goods or services then sold by the Employer or any of its subsidiaries or affiliates from another person, firm, corporation or other entity or assist or aid any other persons or entity in identifying or soliciting any such customer.

(iii)                               Noncompetition.  The Employee acknowledges that he performs services of a unique nature for the Employer that are irreplaceable, and that his performance of such services to a competing business will result in irreparable harm to the Employer. Accordingly, during the Employee’s employment hereunder and for the one year period thereafter, the Employee agrees that the Employee will not, directly or indirectly, own, manage, operate, control, be employed by (whether as an employee, consultant, independent contractor or otherwise, and whether or not for compensation) or render services to any person, firm, corporation or other entity, in whatever form, engaged in any business of the same type as any business in which the Employer or any of its subsidiaries or affiliates is engaged on the date of termination or in which they have proposed, on or prior to such date, to be engaged in on or after such date and in which the Employee has been involved to any extent (other than de minimus) at any time during the 12-month period ending with the date of termination, in any locale of any country in which the Employer conducts business. This Section 7(a)(iii) shall not prevent the Employee from owning not more than one percent of the total shares of all classes of stock outstanding of any publicly held entity engaged in such business, nor will it restrict the Employee from rendering services to charitable organizations, as such term is defined in Section 501(c) of the Code.

(iv)                              Nondisparagement.  Each of the Employee and the Employer (for purposes hereof, the Employer shall mean only the executive officers and directors thereof and not any other employees) agrees not to make any public statements that disparage the other party, or in the case of the Employer, its respective affiliates, employees, officers, directors, products or services. Notwithstanding the foregoing, statements made in the course of sworn testimony in administrative, judicial or arbitral proceedings (including, without limitation, depositions in connection with such proceedings) shall not be subject to this Section 7(a)(iv).

(v)                                 Equitable Relief and Other Remedies.  The Employee acknowledges and agrees that the Employer’s remedies at law for a breach or threatened breach of any of the provisions of this Section would be inadequate and, in recognition of this fact, the Employee agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Employer, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

(vi)                              Reformation.  If it is determined by a court of competent jurisdiction in any state that any restriction in this Section 7 is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state.

(vii)                           Survival of Provisions. The obligations contained in this Section 7 shall survive the termination or expiration of the Employee’s employment with the Employer and shall be fully enforceable thereafter.

(b)                                 Except as required by law or agreed to in writing by Employer and Employee, Employee agrees not to disclose any information regarding the circumstances surrounding the cessation of his employment, the existence, terms, or conditions of this Agreement and General Release, or the Company’s business, operations or financial condition, to any person or entity whatsoever, including without limitation, any members of the media (including, but not limited to, print journalists, newspapers, radio, television, cable, satellite programs, or Internet media) or any Internet web page or “chat room,” or any other entity or person, with the exception of Employee’s spouse, accountant, tax advisor, and/or attorneys. Notwithstanding the aforementioned provision, nothing herein shall preclude Employee from divulging any information to any agency of the federal, state, or local government pursuant to an official request by such government agency or pursuant to court order (provided that the Employee provides the Employer with prior notice of the contemplated disclosure and reasonably cooperates with the Employer at its expense in seeking a protective order or other appropriate protection of such information).

(c)                                  Nothing in this Agreement and General Release or the Employment Agreement shall prohibit or restrict Employee from: (i) making any disclosure of information required by law; (ii) providing information to, or testifying or otherwise assisting in any investigation or proceeding brought by, any federal regulatory or law enforcement agency or legislative body, any self-regulatory organization, or Employer’s designated legal, compliance or human resources officers; or (iii) filing, testifying, participating in or otherwise assisting in a proceeding relating to an alleged violation of any federal, state or municipal law relating to fraud, or any rule or regulation of the Securities and Exchange Commission or any self-regulatory organization.

(d)                                 Employee agrees to reasonably cooperate with the Employer and its counsel in connection with any investigation, administrative proceeding or litigation relating to any matter that occurred during his employment in which he was involved or of which he has knowledge. Employee acknowledges that Employer may need to consult with Employee from time to time on a reasonable basis after Employee’s date of termination on matters that Employee had worked on prior to the date of termination. Employee agrees to continue to cooperate with Employer and to provide any such information as is reasonably requested by Employer.  Employer agrees that after the date of termination, it will provide Employee with a fee of $2,500 a day in connection with matters that require his attendance at Employer or on Employer’s behalf.  Employer will reimburse Employee for the cost of first class air travel or for any other reasonable expenses incurred by Employee in connection with such attendance.

(e)                                  Employee agrees that within five business days of the date of termination he will return to the Employer all property belonging to the Employer, including but not limited to any leased vehicle, laptop, cell phone, keys, access cards, phone cards and credit cards.

8.  GOVERNING LAW AND INTERPRETATION; ARBITRATION.  This Agreement and General Release shall be governed and conformed in accordance with the laws of the State of New York without regard to its conflict of laws provision. In the event Employee or Employer breaches any provision of this Agreement and General Release, Employee and Employer affirm either may institute an action to specifically enforce any term or terms of this Agreement and General Release.

Any dispute or controversy arising under or in connection with this Agreement and General Release, other than injunctive relief under Section 7(a)(v) hereof or damages for breach of Section 7, shall be settled exclusively by arbitration, conducted before a single arbitrator in New York, New York in accordance with the JAMS Streamlined Arbitration Rules and Procedures or JAMS Comprehensive Arbitration Rules and Procedures, as applicable, but expressly excluding Rule 28 of the JAMS Streamlined Rules (Final Offer (or Baseball) Arbitration Option) and Rule 33 of the JAMS Comprehensive Rules (Final Offer (or Baseball) Arbitration Option), as the case may be (or any successor provisions). The arbitrator will be a former or retired judge selected from a list of those affiliated with JAMS. The arbitrator will have the authority to permit discovery and to follow the procedures that he or she determines to be appropriate. The arbitrator will have no power to award consequential (including lost profits), punitive or exemplary damages. The decision of the arbitrator will be final and binding upon the parties hereto. Judgment may be entered on the arbitrator’s award in any court having jurisdiction.  Each party shall bear its own legal fees and costs and equally divide the forum fees and cost of the arbitrator.

Should any provision of this Agreement and General Release be declared illegal or unenforceable by any court of competent jurisdiction and should the provision be incapable of being modified to be enforceable, such provision shall immediately become null and void, leaving the remainder of this Agreement and General Release in full force and effect. Nothing herein, however, shall operate to void or nullify any general release language contained in the Agreement and General Release.

9.  NONADMISSION OF WRONGDOING.  Employee agrees neither this Agreement and General Release nor the furnishing of the consideration for this Release shall be deemed or construed at any time for any purpose as an admission by Employer of any liability or unlawful conduct of any kind.

10.  AMENDMENT.  This Agreement and General Release may not be modified, altered or changed except upon express written consent of both parties wherein specific reference is made to this Agreement and General Release.

11.  ENTIRE AGREEMENT.  This Agreement and General Release sets forth the entire agreement between the parties hereto and fully supersedes any prior agreements or understandings between the parties; provided, however, that notwithstanding anything in this Agreement and General Release, the provisions contained in Section 11 of the Employment Agreement shall survive and continue in full force and effect. Employee acknowledges he has not relied on any representations, promises, or agreements of any kind made to him in connection with his decision to accept this Agreement and General Release.

EMPLOYEE HAS BEEN ADVISED THAT HE HAS UP TO TWENTY-ONE (21) CALENDAR DAYS TO REVIEW THIS AGREEMENT AND GENERAL RELEASE AND

HAS BEEN ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTION OF THIS AGREEMENT AND GENERAL RELEASE.

EMPLOYEE AGREES ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT AND GENERAL RELEASE DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL TWENTY-ONE (21) CALENDAR DAY CONSIDERATION PERIOD.

HAVING ELECTED TO EXECUTE THIS AGREEMENT AND GENERAL RELEASE, TO FULFILL THE PROMISES SET FORTH HEREIN, AND TO RECEIVE THE SUMS AND BENEFITS SET FORTH IN THE EMPLOYMENT AGREEMENT AND HEREIN, EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT AND GENERAL RELEASE INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS HE HAS OR MIGHT HAVE AGAINST EMPLOYER.

IN WITNESS WHEREOF, the parties hereto knowingly and voluntarily executed this Agreement and General Release as of the date set forth below:

TYCO INTERNATIONAL LTD.

By:
/s/ EDWARD D. BREEN
EDWARD D. BREEN
CHAIRMAN AND CHIEF EXECUTIVE OFFICER

Date:
3/24/05

DAVID J. FITZPATRICK

/s/ DAVID J. FITZPATRICK
MR. DAVID J. FITZPATRICK

Date:
3/22/05

Re: Agreement and General Release

Dear David:

This letter confirms that on March 22, 2005, I personally sent to you the enclosed Agreement and General Release. You have up to 21 days to consider and execute this Agreement and General Release, in which you waive rights, including those under the Age Discrimination in Employment Act of 1967. To this end, we advise you to consult with an attorney of your choosing prior to executing this Agreement and General Release.  If you execute this Agreement, you will have up to 7 days to revoke the Agreement.

Regards,

/s/ LAURIE SIEGEL
Laurie Siegel
Senior Vice President, Human Resources
Tyco International Ltd.

APPENDIX 1

Laurie Siegel

Senior Vice President, Human Resources

Tyco International Ltd.

Re: Agreement and General Release

Dear Laurie,

On March 22, 2005, I executed an Agreement and General Release between Tyco International Ltd. and me. I was advised by Tyco International Ltd., in writing, to consult with an attorney of my choosing, and that I had up to 21days to review the documents prior to executing this Agreement and General Release.

If I do not revoke this Agreement during the next seven (7) calendar days, I request that payment of the monies and benefits described in Sections 5 and 8 of the Employment Agreement be made to me in an expeditious manner thereafter.

Regards,

Signed:	/s/ DAVID J. FITZPATRICK

DAVID J. FITZPATRICK

APPENDIX 2

GENERAL RELEASE

In consideration for Tyco International, Ltd.’s, and its affiliates, subsidiaries, divisions, successors and assigns and the current, future and former employees, officers, directors, trustees and agents thereof (collectively referred to throughout this General Release as “Employer”), execution of the Agreement and General Releases dated                              , 2005 (the “Agreement”) and the obligations contained therein, and subject to the terms and conditions of the Agreement, David J. FitzPatrick (“Employee”) hereby agree as follows:

1.  CONSIDERATION.  Employee acknowledge that this General Release is being executed in accordance with Section 4 of the Agreement.

2.  GENERAL RELEASE OF CLAIM.  Employee knowingly and voluntarily releases and forever discharges Employer from any and all claims, causes of action, demands, fees and liabilities of any kind whatsoever, whether known and unknown, against Employer, Employee has, has ever had or may have as of the date of execution of this General Release, including, but not limited to, any alleged violation of:

-	The National Labor Relations Act, as amended;

-	Title VII of the Civil Rights Act of 1964, as amended;

-	The Civil Rights Act of 1991;

-	Sections 1981 through 1988 of Title 42 of the United States Code, as amended;

-	The Employee Retirement Income Security Act of 1974, as amended;

-	The Immigration Reform and Control Act, as amended;

-	The Americans with Disabilities Act of 1990, as amended;

-	The Age Discrimination in Employment Act of 1967, as amended;

-	The Older Workers Benefit Protection Act of 1990;

-	The Worker Adjustment and Retraining Notification Act, as amended;

-	The Occupational Safety and Health Act, as amended;

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-	The Family and Medical Leave Act of 1993;

-	The New York State Human Rights Law;

-	The New York City Human Rights Law;

-	The New Jersey Law Against Discrimination;

-	The New Jersey Conscientious Employee Protection Act;

-	Any other federal, state or local civil or human rights law or any other local, state or federal law, regulation or ordinance;

-	Any public policy, contract, tort, or common law; or

-	Any allegation for costs, fees, or other expenses including attorneys’ fees incurred in these matters.

Notwithstanding anything herein to the contrary, the sole matters to which the General Release do not apply are: (i) the Employee’s rights of indemnification and directors and officers liability insurance coverage to which he was entitled immediately prior to his resignation as Executive Vice President and Chief Financial Officer with regard to his service as an officer of the Employer (including, without limitation, under Sections 19 and 20 of the Employment Agreement); or (ii) the Employee’s rights, except as modified herein, under any tax-qualified pension or claims for accrued vested benefits under any other employee benefit plan, policy or arrangement maintained by the Employer or under COBRA.

3.  NO CLAIMS PERMITTED.  Employee waives his right to file any charge or complaint against Employer in which he seeks individual relief arising out of his employment with or separation from Employer before any federal, state or local court or any state or local administrative agency, except where such waivers are prohibited by law. This General Release, however, does not prevent Employee from filing a charge with the Equal Employment Opportunity Commission, any other federal government agency, and/or any government agency concerning claims of discrimination, although Employee waives his right to recover any damages or other relief in any claim or suit brought by or through the Equal Employment Opportunity Commission or any other state or local agency on behalf of Employee under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964 as amended, the Americans with Disabilities Act, or any other federal or state discrimination law, except where such waivers are prohibited by law.

4.  AFFIRMATIONS.  Employee affirms he has not filed, has not caused to be filed, and is not presently a party to, any claim, complaint, or action against Employer in any forum or form. Employee further affirms that he has been paid and/or has received all compensation, wages, bonuses, commissions, and/or benefits to which he may be entitled and no other compensation, wages, bonuses, commissions and/or benefits are due to him, except as provided

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in Sections 5 and 8 of the Employment Agreement and in the Agreement. Employee also affirms he has no known workplace injuries.

HAVING ELECTED TO EXECUTE THIS GENERAL RELEASE, TO FULFILL THE PROMISES SET FORTH HEREIN, AND TO RECEIVE THE SUMS AND BENEFITS SET FORTH IN THE AGREEMENT, EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS GENERAL RELEASE INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS HE HAS OR MIGHT HAVE AGAINST EMPLOYER.

IN WITNESS WHEREOF, and intending to be legally bound hereby, David J. FitzPatrick hereby executes the foregoing General Release as of the date set forth below.

DAVID J. FITZPATRICK

MR. DAVID J. FITZPATRICK

Date:

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